EXHIBIT 10.32

FIRST AMENDMENT TO CREDIT AGREEMENT AND

LENDER ADDITION AND ACKNOWLEDGEMENT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT AND LENDER ADDITION AND ACKNOWLEDGEMENT AGREEMENT (this “Agreement”) is made and entered into as of this 23rd day of June, 2008 by and among BLACKBAUD, INC., a Delaware corporation (the “Borrower”), the Subsidiaries thereof party hereto, as guarantors (the “Guarantors”), the banks and other financial institutions party hereto, as lenders (the “Increasing Revolving Lenders”) and WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent on behalf of the Lenders (the “Administrative Agent”).

STATEMENT OF PURPOSE

The Borrower, the banks and other financial institutions party thereto (the “Initial Lenders” and, together with the Increasing Revolving Lenders, the “Lenders”) and the Administrative Agent are parties to the Amended and Restated Credit Agreement dated as of July 25, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

The Borrower has entered into that certain Agreement and Plan of Merger dated as of May 29, 2008 pursuant to which Eucalyptus Acquisition Corporation, a Delaware corporation and a newly formed Wholly-Owned Subsidiary of the Borrower, will purchase all of the outstanding equity interests of Kintera, Inc., a Delaware corporation (the “Kintera Acquisition”). In connection with the Kintera Acquisition, the Borrower has requested the Lenders increase the Revolving Credit Commitment (the “Revolving Credit Increase”) in accordance with the terms and conditions of Section 2.7 of the Credit Agreement on the date hereof in an aggregate principal amount of $15,000,000 such that, after giving effect to such request, the aggregate Revolving Credit Commitment is equal to $90,000,000.

Subject to the terms and conditions of this Agreement, the Increasing Revolving Lenders are willing to provide the Revolving Credit Increase and the Administrative Agent, on behalf of the Lenders, hereby authorizes the execution of this Agreement on behalf of the Lenders.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Capitalized Terms. All capitalized undefined terms used in this Agreement (including, without limitation, in the Statement of Purpose hereto) shall have the meanings assigned thereto in the Credit Agreement (as amended hereby).

SECTION 2. Revolving Credit Increase.

(a) Upon the terms and subject to the conditions of, and in reliance upon the representations and warranties made under this Agreement, each Increasing

Revolving Lender hereby severally agrees (i) to the Revolving Credit Increase, (ii) to become a Lender under the Credit Agreement, or to increase its Revolving Credit Commitment under the Credit Agreement, in each case, with a total aggregate Revolving Credit Commitment in the amount set forth on Schedule 1.1 to the Credit Agreement (which Schedule is amended and restated in its entirety as set forth on the attached Exhibit A) and (iii) to make Revolving Credit Loans to the Borrower on and after the date of this Agreement in accordance with Article III of the Credit Agreement (as amended hereby).

(b) The Revolving Credit Increase (and any Extensions of Credit made thereunder) shall constitute Obligations of the Borrower and shall be guaranteed and, if applicable, secured with the other Extensions of Credit on a pari passu basis.

(c) If any Revolving Credit Loans are made on the date of this Agreement on account of the Revolving Credit Increase, such Revolving Credit Loans shall bear interest at the rate applicable to the Revolving Credit Loans immediately prior to giving effect to the Revolving Credit Increase effected pursuant to this Agreement. All Revolving Credit Loans made after the date of this Agreement (including all Revolving Credit Loans made on account of the Revolving Credit Increase) shall bear interest at the rate applicable to all Revolving Credit Loans set forth in the Credit Agreement.

SECTION 3. Amendment to Credit Agreement. Pursuant to, and as permitted by, Section 2.7(d) of the Credit Agreement, Schedule 1.1 to the Credit Agreement is hereby amended and restated in its entirety as set forth on Exhibit A hereto.

SECTION 4. Conditions Precedent to Effectiveness. The effectiveness of this Agreement and the obligation of each Increasing Revolving Lender to make Revolving Credit Loans shall all be subject to the satisfaction of each of the following conditions precedent:

(a) The Administrative Agent shall have received counterparts of this Agreement duly executed by the Borrower, the Guarantors, the Increasing Revolving Lenders and the Administrative Agent.

(b) The Administrative Agent shall have received duly executed Revolving Credit Notes for each New Lender that has requested a Revolving Credit Note and replacement Revolving Credit Notes for each Increasing Revolving Lender that is an Initial Lender that has requested a Revolving Credit Note.

(c) The Administrative Agent shall have received a certificate of a Responsible Officer of each Credit Party dated as of the date hereof certifying and attaching the resolutions adopted by the board of directors (or equivalent governing body) of such Credit Party authorizing the Revolving Credit Increase.

(d) The Administrative Agent shall have received financial information and an Officer's Compliance Certificate, in each case, in form and substance reasonably satisfactory to the Administrative Agent, demonstrating that, as of the date hereof and after giving effect to the Revolving Credit Increase, any Extensions of Credit

made or to be made in connection herewith and the Kintera Acquisition, (i) the Borrower is in pro forma compliance with the financial covenants set forth in Article IX of the Credit Agreement, (ii) the pro forma Leverage Ratio is at least 0.25 below the Leverage Ratio set forth in Section 9.1 and (iii) the Liquidity Amount is at least $10,000,000.

(e) The Administrative Agent shall have received such legal opinions and other closing certificates and documentation as it may request in its reasonable discretion.

(f) The Borrower shall have paid to the Administrative Agent (or its applicable affiliates), for the account of each Increasing Revolving Lender (including the Administrative Agent), an upfront fee in an amount equal to (a) if such Increasing Revolving Lender is an Initial Lender, 25 basis points times the excess of (i) such Increasing Revolving Lender’s Revolving Credit Commitment after giving effect to the Revolving Credit Increase over (ii) such Increasing Revolving Lender’s Revolving Credit Commitment immediately prior to giving effect to the Revolving Credit Increase and (b) if such Increasing Revolving Lender is a New Lender, 25 basis points times the principal amount of such Increasing Revolving Lender’s Revolving Credit Commitment.

SECTION 5. Effect of the Agreement. Except as expressly provided herein, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect. Except as expressly set forth herein, this Agreement shall not be deemed (a) to be a waiver of, or consent to, a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document, (b) to prejudice any other right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time, (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrower or any other Person with respect to any waiver, amendment, modification or any other change to the Credit Agreement or the Loan Documents or any rights or remedies arising in favor of the Lenders or the Administrative Agent, or any of them, under or with respect to any such documents or (d) to be a waiver of, or consent to or a modification or amendment of, any other term or condition of any other agreement by and among the Borrower, on the one hand, and the Administrative Agent or any other Lender, on the other hand. References in the Credit Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, and “hereof”) and in any Loan Document to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

SECTION 6. Representations and Warranties. By its execution hereof, each Credit Party hereby represents and warrants as follows:

(a) such Credit Party has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each other document executed in connection herewith to which it is a party in accordance with their respective terms;

(b) this Agreement and each other document executed in connection herewith has been duly executed and delivered by its duly authorized officers, and each such document constitutes the legal, valid and binding obligation of such Credit Party, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies;

(c) all material company and third party consents and approvals necessary in connection with the transactions contemplated hereby and the other Loan Documents have been received and all applicable waiting periods have expired without any action being taken by any Person that could reasonably be expected to restrain, prevent or impose any material adverse conditions on any of the parties hereto or such other transactions or that could seek or threaten any of the foregoing;

(d) each of the representations and warranties set forth in the Credit Agreement and the other Loan Documents (after giving effect to this Agreement and the transactions contemplated hereby) is true and correct as of the date hereof as if fully set forth herein, except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date;

(e) no Default or Event of Default has occurred and is continuing as of the date hereof or would result after giving effect to the transactions hereunder (and any Extensions of Credit made in connection herewith);

(f) there are no claims or offsets against or defenses or counterclaims to the obligations of the Borrower under the Credit Agreement and the other Loan Documents; and

(g) the transactions contemplated and effectuated hereby are each in compliance with Applicable Law.

SECTION 7. Reaffirmation, Ratification and Acknowledgment. Each Credit Party (a) agrees that the transactions contemplated by this Agreement shall not limit or diminish the obligations of such Person under, or release such Person from any obligations under, the Guaranty Agreement, the Pledge Agreement and each other Security Document to which it is a party, (b) confirms and reaffirms its obligations under the Guaranty Agreement, the Pledge Agreement and each other Security Document to which it is a party and (c) agrees that the Guaranty Agreement, the Pledge Agreement and each other Security Document to which it is a party remain in full force and effect and are hereby ratified and confirmed.

SECTION 8. Representations of New Lenders. Each Increasing Revolving Lender that is not an Initial Lender (each such Lender, a “New Lender”) hereby (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the

Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the date hereof, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of its Revolving Credit Commitment, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to commit to the Revolving Credit Increase on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, it has provided to the Administrative Agent duly completed and executed documentation required to be delivered by it pursuant to the terms of the Credit Agreement and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations that by the terms of the Loan Documents are required to be performed by it as a Lender.

SECTION 9. Miscellaneous.

(a) Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

(b) Governing Law. This Agreement, unless otherwise expressly set forth herein, shall be governed by, construed and enforced in accordance with the laws of the State of North Carolina, without reference to the conflicts or choice of law principles thereof.

(c) Electronic Transmission. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

(d) Fees and Expenses. The Borrower hereby agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket fees and expenses incurred in connection with the preparation, negotiation and execution of this Agreement including, without limitation, the reasonable fees, disbursements and other charges of counsel to the Administrative Agent.

(e) Entire Agreement. This Agreement is the entire agreement, and supersedes any prior agreements and contemporaneous oral agreements, of the parties concerning its subject matter.

(f) Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the parties and their heirs, beneficiaries, successors and assigns.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BLACKBAUD, INC., as Borrower

By:	/s/ Timothy V. Williams
Name:	Timothy V. Williams
Title:	Senior Vice President and Chief Financial Officer

BLACKBAUD, LLC, as Guarantor

By:	/s/ Timothy V. Williams
Name:	Timothy V. Williams
Title:	Vice President and Treasurer

[Signature Pages Continue]

WACHOVIA BANK, NATIONAL ASSOCIATION,
as an Increasing Revolving Lender and as Administrative Agent

By:	/s/ Mark B. Felker
Name:	Mark B. Felker
Title:	Managing Director

BANK OF AMERICA, N.A., as an Increasing Revolving Lender

By:	/s/ Lisa S. Comey
Name:	Lisa S. Comey
Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A., as an Increasing Revolving Lender

By:	/s/ Ann B. Kerns
Name:	Ann B. Kerns
Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as an Increasing Revolving Lender

By:	/s/ Jamie Riggs
Name:	Jamie Riggs
Title:	Credit Relationship Manager

CAROLINA FIRST BANK, as an Increasing Revolving Lender

By:	/s/ Christian B. Colson
Name:	Christian B. Colson
Title:	Senior Vice President

BRANCH BANKING AND TRUST COMPANY, as an Increasing Revolving Lender

By:	/s/ James J. Edohl
Name:	James J. Edohl
Title:	Senior Vice president

Exhibit A

Schedule 1.1

(Lenders and Commitments)

LENDER	COMMITMENT
Wachovia Bank, National Association Charlotte Plaza, CP-8 201 South College Street Charlotte, North Carolina 28288-0680 Attention: Syndication Agency Services Telephone No.: (704) 374-2698 Telecopy No.: (704) 383-0288	$18,000,000

Bank of America, N.A. 1850 Gateway Boulevard Concord, California 94520-3282 Attention: Rosalia M. Escosa Telephone No.: (925) 675-8421 Telecopy No.: (888) 969-2637	$18,000,000

JPMorgan Chase Bank, N.A. 1111 Fannin, 10th Floor Houston, Texas 77002 Attention: Maria Arredondo Telephone No.: (713) 750-2131 Telecopy No.: (713) 750-2358	$18,000,000

Wells Fargo Bank National Association	$12,000,000

Carolina First Bank 104 S. Main Street Greenville, South Carolina 29601 Attention: Carolina Harry Telephone No.: (864) 239-6448 Telecopy No.: (864) 250-5272	$12,000,000
Branch Banking and Trust Company	$12,000,000
TOTAL	$90,000,000

[First Amendment and Lender Addition and Acknowledgement Agreement—Blackbaud, Inc.]